Exhibit 23

               Consent of Independent Certified Public Accountants


Bestnet Communications, Inc.
Grand Rapids, Michigan

As independent public accountants, we hereby consent to the incorporation by reference in this S-2 registration statement of our report dated November 14, 2003, except for Note 8 and Note 12, which are as of December 10, 2003, included in the Company's Form 10-KSB for the year ended August 31, 2003, and to all references to our firm included in this registration statement.



                                            /s/  SEMPLE & COOPER, LLP
                                            -----------------------------------
                                                 SEMPLE & COOPER, LLP

Phoenix, Arizona
January 19, 2004